Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of our report dated April 1, 2025, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the financial statements of Denali Capital Acquisition Corp. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, NY

April 21, 2025